UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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    DayStar Technologies, Inc.

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NASDAQ Hearings Panel grants the request of DayStar Technologies, Inc. to remain listed on The NASDAQ Stock Market

DayStar urges all stockholders to submit votes for upcoming annual stockholders’ meeting

Santa Clara, CA, April 12, 2010 – DayStar Technologies, Inc. (NASDAQ: DSTI), a developer of solar photovoltaic products based on CIGS thin-film deposition technology announced today that on April 9, 2010 it received a letter from the NASDAQ Stock Market notifying the Company that the NASDAQ Hearings Panel has determined to grant the request of the Company to remain listed on The NASDAQ Stock Market, subject to the conditions described below.

1.	The Company shall inform the Hearings Panel that it has held its annual stockholders’ meeting and obtained approval for the proposed reverse stock split on or about the time of the meeting date; and

2.	On or before June 1, 2010, the Company must have evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.

Additionally, the Company will apprise NASDAQ of any material changes to the compliance plan it presented to the Hearings Panel on March 11, 2010.

“We are very pleased that the Hearings Panel has granted our request to remain listed on the NASDAQ Stock Market,” said Magnus Ryde, Chief Executive Officer. “I strongly encourage all DayStar stockholders to immediately vote their shares for the April 23, 2010 Annual Meeting. At the Annual Meeting we are requesting, among other matters, your support of the amendment of the Company’s Certificate of Incorporation to effect a reverse stock split. Passage of this proposal will, when fully implemented, support our plan for continued listing on the NASDAQ Stock Market which, we believe, is critical in protecting the value of your investment.”

If you need assistance in voting your shares or have questions regarding the Annual Meeting, please contact MacKenzie Partners, Inc., DayStar’s proxy solicitor, at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or by email at proxy@mackenziepartners.com.

A copy of the Company’s preliminary proxy statement which contains details about the annual meeting and the reverse split can be found on the Company’s website at http://www.daystartech.com/investor-events.cfm (select “View Proxy Materials” or at http://www.sec.gov/edgar.shtml.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release regarding DayStar’s business that are not historical facts may be considered “forward-looking statements.” The forward-looking statements in this news release, such as statements that DayStar is confident that its compliance plan, when implemented, will meet the requirements for continued listing on NASDAQ, are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve substantial risks and uncertainties that could cause actual results and outcomes to be materially different. Forward-looking statements are based on management’s current preliminary expectations and are subject to risks and uncertainties, which may cause DayStar’s results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties are detailed in DayStar’s annual report on Form 10-K for the year ended December 31, 2009, and other filings made with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. DayStar undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact:

DayStar Technologies, Inc.

Patrick J. Forkin III

Sr. Vice President

Corporate Development

408/582.7100

investor@daystartech.com

A. Renée Sutton, Esq.

General Counsel

408/907.4654

investor@daystartech.com